EXHIBIT A

     Pursuant to Rule 13d-1(f)(l)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out herein below.

Dated: April 20, 1998              HANSEATIC CORPORATION


                                   By s/Paul A. Biddelman
                                     ----------------------------
                                     Paul A. Biddelman, President


Dated: April 20, 1998              s/Wolfgang Traber
                                   ------------------------------
                                   Wolfgang Traber